EXHIBIT 10.2

Communication & Advertising Services Agreement

THIS Communication & Advertising Services Agreement ("Agreement") dated as of (contract start date), (the “Effective Date”) is between brooqLy, Inc., a Nevada corporation with its registered office at 10101 S. Roberts Rd Suite 209, Palos Hills, IL USA, 60645, tax identification no. 86-2265420 (the “Company), and (Advertiser Legal Name), a corporation duly organized and registered under the laws of (country), with its registered office at (Advertiser address), tax identification no. (Advertiser Tax ID), that will act in the capacity of an Advertiser for the Company (the “Advertiser”).

WHEREAS, COMPANY is in the business of technological products development and the sales and marketing of thereof.

WHEREAS, the Advertiser is in the business of marketing, brand developer, brand creation. Website design, communications and advertising services, which is further defined below in 1.1 (“Advertising”);

WHEREAS, ADVERTISER represents that it has the expertise to provide Communication and Advertising services to the COMPANY’s specifications; and

WHEREAS, ADVERTISER desires to develop and execute Communication & Advertising services for the COMPANY upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and promises herein to set forth, the parties hereby agree as follows:

1.	DEFINITIONS: The following capitalized terms, when used in this Agreement, shall have the meanings ascribed to them in this Section 1:

	1.1.	"Advertising " shall mean the Advertising & Communication materials to be developed by ADVERTISER pursuant to this Agreement in accordance with the Specifications, other documentation, and any other ancillary materials to be developed by ADVERTISER pursuant hereto and as specified at various times during the term of the Agreement that will be designated as succeeding Exhibits with such exhibits denoting the project name, description of project, and project cost. Each such exhibit will require the signatures of the Parties.

	1.2.	"Specifications" shall mean the specifications for the Advertising materials as directed by COMPANY, together with any additional specifications or modifications to the specifications that may be agreed to in writing by the parties during the term of this Agreement as specified as various times during the term of the Agreement in defined Exhibits.

2.	TERMS AND CONDITIONS

	2.1.	DEVELOPMENT OF THE ADVERTISING MATERIALS: COMPANY hereby retains ADVERTISER to design and develop, and ADVERTISER hereby agrees to design and develop the Advertising materials in accordance with defined Exhibits during the term of the Agreement.

	2.2.	CHANGE ORDERS: In the event COMPANY desires to make any modifications to the defined Exhibits, the COMPANY shall provide a detailed change order in writing.

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Communication & Advertising Services Agreement

	2.3.	COMPANY RESPONSIBILITIES: COMPANY shall make available to ADVERTISER all required data, or other information and resources, to the extent that they exist, to assist ADVERTISER.

	2.4.	PROJECT MANAGERS: COMPANY and ADVERTISER shall assign a Project Manager for managing the implementation of the Advertising materials. The Project Managers shall be responsible for: (i) managing the day-to-day activities under this Agreement, (ii) serving as liaisons between the parties, (iii) assigning and scheduling the appropriate personnel to perform all the required services under this Agreement, and (iv) authorizing and executing all Change Order(s).

	2.5.	ASSIGNMENT OF PROJECT: ADVERTISER may assign subcontractors to this project.

3.	FEES

	3.1.	The COMPANY shall pay the ADVERTISER the fees specified in defined Exhibits during the term of the Agreement.

4.	INTELLECTUAL PROPERTY RIGHTS AND LICENSE

	4.1.	ADVERTISING : All materials, including, but not limited to, written advertising proofs, software, documents, abstracts and summaries thereof (collectively, the “Advertising materials”) developed by the ADVERTISER shall be the exclusive property of the COMPANY and the ADVERTISER irrevocably assigns and transfers to COMPANY all right, title and interest in and to the Advertising materials including, without limitation, all patent and copyright interests, and agrees to execute all documents reasonably requested by COMPANY for the purpose of applying for and obtaining domestic and foreign patent and copyright registrations.

5.	TERM AND TERMINATION

	5.1.	TERM: This Agreement shall be effective from (start date) to (end date).

	5.2.	TERMINATION FOR CAUSE: This Agreement may be terminated by either party upon written notice to the other, if the other party breaches any material obligation provided hereunder and the breaching party fails to cure such breach within thirty (30) days of receipt of the notice.

	5.3.	RETURN OF PROPRIETARY OR CONFIDENTIAL INFORMATION: Within ten (10) days after the termination or expiration of this Agreement, each party shall return to the other all Proprietary or Confidential Information of the other party (and any copies thereof) in the party's possession or, with the approval of the party, destroy all such Proprietary or Confidential Information. "Proprietary or Confidential Information" shall include, but is not limited to, written or oral contracts, trade secrets, know- how, business methods, business policies, memoranda, reports, records, computer retained information, notes, or financial information. Proprietary or Confidential Information shall not include any information which: (i) is or becomes generally known to the public by any means other than a breach of the obligations of the receiving party; (ii) was previously known to the receiving party or rightly received by the receiving party from a third party; (iii) is independently developed by the receiving party; or (iv) is subject to disclosure under court order or other lawful process.

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Communication & Advertising Services Agreement

	5.4.	ADVERTISING: ADVERTISER warrants that for a period of ___ days with regard to the Exhibit attached and/or succeeding exhibits attached defining the scope of work , that the component of the Advertising Materials or the Advertising itself will operate in accordance with all the material terms of the Advertising specifications. ADVERTISER shall correct the nonconformity or refund to COMPANY the dollar amount attributable to the number of actual hours ADVERTISER spent developing the defective portion of the Advertising materials.

	5.5.	PERFORMANCE OF PROFESSIONAL SERVICES: ADVERTISER warrants that the professional services will be performed in a workmanlike and professional manner by appropriately qualified personnel.

6.	INDEMNIFICATION OBLIGATIONS

	6.1.	INDEMNITY: The COMPANY and the ADVERTISER shall mutually defend, indemnify, save and hold one another harmless from all demands, liabilities, losses, costs and claims, including reasonable attorneys' fees, asserted against either party, its contracted providers, agents, Clients, officers and employees

7.	CONFIDENTIALITY

	7.1.	The parties agree to hold each other's Proprietary or Confidential Information in strict confidence. The parties agree not to make each other's Proprietary or Confidential Information available in any form to any third party or to use each other's Proprietary or Confidential Information for any purpose other than as specified in this Agreement. Each party's Proprietary or Confidential Information shall remain the sole and exclusive property of that party. The parties agree that in the event of use or disclosure by the other party other than as specifically provided for in this Agreement, the non-disclosing party may be entitled to equitable relief. Notwithstanding termination or expiration of this Agreement, ADVERTISER and COMPANY acknowledge and agree that their obligations of confidentiality with respect to Proprietary or Confidential Information shall continue in effect for a total period of two (2) years from the Effective Date.

8.	CHOICE OF LAW; VENUE; LIMITATION OF ACTIONS

	8.1.	This Agreement shall be governed and construed in accordance with the laws of the United States and the State of Nevada and the parties’ consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Nevada for any dispute arising out of this Agreement.

9.	INDEPENDENT CONTRACTOR STATUS

	9.1.	The relationship of ADVERTISER to COMPANY will be that of an independent contractor, and neither ADVERTISER nor any employee of ADVERTISER will be deemed to be an agent or employee of COMPANY. It is expressly understood that this undertaking is not a joint venture.

10.	NOTICES

	10.1.	Any written notice or demand required by this Agreement shall be sent by registered or certified mail (return receipt requested), personal delivery, overnight commercial carrier, or other guaranteed delivery to the other party at the address set forth herein. The notice shall be effective (a) as of the date of delivery if the notice is sent by personal delivery, overnight commercial courier or other guaranteed delivery, and (b) as of five (5) days after the date of posting if the notice is transmitted by registered or certified mail.

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Communication & Advertising Services Agreement

11.	ENTIRE AGREEMENT

	11.1.	This Agreement and all exhibits, schedules, and Change Order(s) set forth the entire agreement between the parties with regard to the subject matter hereof. No other agreements, representations, or warranties have been made by either party to the other with respect to the subject matter of this Agreement, except as referenced herein. This Agreement may be amended only by a written agreement signed by both parties.

12.	DISPUTES

	12.1.	COMPANY and ADVERTISER agree to make a good-faith effort to resolve any disagreement arising out of, or in connection with, this Agreement through negotiation. Should the parties fail to resolve any such disagreement within ten (10) days, any controversy or claim arising out of or relating to this Agreement, including, without limitation, the interpretation or breach thereof, shall be submitted by either party to arbitration in __ and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by one arbitrator, who shall be (a) selected in the sole discretion of the American Arbitration Association administrator and (b) a licensed attorney with at least ten (10) years’ experience in the practice of law and at least five (5) years’ experience in the negotiation of technology contracts or litigation of technology disputes. The arbitrator shall have the power to enter any award that could be entered by a judge of the state courts of ___ sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of Nevada__ or any other applicable law. The arbitrator must issue his or her resolution of any dispute within thirty (30) days of the date the dispute is submitted for arbitration. The written decision of the arbitrator shall be final and binding and enforceable in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, this Section shall not preclude either party from seeking temporary, provisional, or injunctive relief from any court.

13.	SEVERABILITY

	13.1.	In the event that a court finds any provision of this Agreement invalid and/or unenforceable, the parties agree that the remaining provisions shall remain valid and in force.

14.	ASSIGNMENT

	14.1.	Neither party may assign this Agreement or any of its rights or obligations or the license hereunder, without the prior written consent of the other.

15.	REMEDIES NOT EXCLUSIVE

	15.1.	The remedies available to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which either of the parties is entitled to seek at law, in equity or by statute.

16.	CHOICE OF LAW AND JUSRISDICTION

	16.1.	This Agreement will be governed and interpreted by the laws of the jurisdiction of the State of Nevada, without regard to its conflicts of law provisions. The parties hereby irrevocably and unconditionally agree to the non-exclusive jurisdiction of the courts of the jurisdiction of the State of Nevada, and all courts competent to hear appeals there from.

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Communication & Advertising Services Agreement

IN WITNESS WHEREOF, ADVERTISER and COMPANY have executed this Agreement effective as of the date and year first written above.

FOR	brooqLy, Inc	FOR	(Advertiser legal name)

BY:	HELEN MARIDAKIS	BY:
TITLE:	Chief Financial Officer	TITLE:	Chief Executive Officer
DATE:	__/__/__	DATE:	__/__/__

SIGNATURE:		SIGNATURE:

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Communication & Advertising Services Agreement

Exhibit A:

1.	Scope of Work

a) ______
b) ______

2.	Costs

a) ______
b) ______

3.	Payment Terms

a) ______
b) ______
c) Each invoice will be paid by the COMPANY within 5 days from the date of issue.

FOR	brooqLy, Inc	FOR	(Advertiser legal name)

BY:	HELEN MARIDAKIS	BY:
TITLE:	Chief Financial Officer	TITLE:	Chief Executive Officer
DATE:	__/__/__	DATE:	__/__/__

SIGNATURE:		SIGNATURE:

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